SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. )

Filed by the registrant (X)
Filed by a party other than the registrant ( )

Check the appropriate box:
( ) Preliminary proxy statement
(X) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
( ) Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                            Gleason Corporation
              (Name of Registrant as Specified in Its Charter)

                             Ralph E. Harper
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

(X) No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-
    6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregrate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

( ) Fee paid previously with preliminary materials:

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                                   Gleason Corporation
                                   1000 University Avenue
                                   P.O. Box 22970
                                   Rochester, New York 14692-2970



                              March 31, 1997



Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Gleason Corporation Stockholders to be held on Tuesday, May 6, at the Company's offices at 1000 University Avenue, Rochester, New York. Your Board of Directors looks forward to greeting personally those stockholders able to attend. Enclosed you will find a postcard to be returned to the Company to reserve a seat for you at the Annual Meeting. Stockholders must have a reservation to attend the Annual Meeting.

    At the meeting, you are being asked to elect three directors, to approve an amendment to the Company's 1992 Stock
Plan, and to appoint independent auditors.

    It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend.
Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

          Thank you for your cooperation.

                              On Behalf of the Board of Directors

                              Sincerely,


                              James S. Gleason
                              James S. Gleason
                              Chairman and President

                      GLEASON CORPORATION
         NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS


TO OUR STOCKHOLDERS:

    The Annual Meeting of Stockholders of Gleason
Corporation will be held at the Company's offices at 1000 University Avenue, Rochester, New York on Tuesday, May 6,
1997 at 10:00 A.M. for the following purposes:

    (1) To elect three directors for three-year terms;

    (2) To approve an amendment to the 1992 Stock Plan;

    (3) To appoint Ernst & Young LLP as independent auditors for 1997;

    (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.



    The Board of Directors has fixed the close of business on March 13, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


                              By Order of the Board of Directors
                              RALPH E. HARPER, Secretary

Rochester, New York
March 31, 1997

_______________________________________________________________
Please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope, which will require no postage if mailed in the United States.
_______________________________________________________________

  Gleason Corporation, 1000 University Avenue, P.O. Box 22970,
                 Rochester, New York 14692-2970

                         PROXY STATEMENT


    This Proxy Statement is furnished in connection with solicitation of the enclosed proxy on behalf of the Board of Directors of Gleason Corporation in connection with the Annual
Meeting of Stockholders of the Company to be held on May 6, 1997.

    The principal executive offices of the Company are located at 1000 University Avenue, Rochester, New York 14692-
2970. The approximate date on which this proxy statement and the enclosed proxy are being sent to stockholders is March 31, 1997.

    The close of business on March 13, 1997 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 4,979,880 shares of Common Stock, each of which is entitled to one vote on each matter at the meeting.

    The enclosed proxy, if properly completed, signed and returned prior to the meeting, will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, will be voted for the election as directors of the persons nominated by the Board of Directors, for the amendment to the 1992 Stock Plan and for the appointment of Ernst & Young LLP as independent auditors for 1997. A stockholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written notice to that effect to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date which is voted at the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting.



                      ELECTION OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION
OF THE NOMINEES.


    The Company's Board of Directors is divided into three classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and have qualified. The terms of J. David Cartwright and James
S. Gleason expire this year, and the Board of Directors has nominated each of them to serve as a director for a three-year term. The Board has also nominated David J. Burns, Executive
Vice President of the Company, to serve as a director for a three-year term. The Board of Directors believes that the nominees will be available and able to serve as directors but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.

    Directors are elected by a plurality of the votes cast by stockholders entitled to vote in the election. Validly submitted proxies indicating abstentions and broker non-votes are counted for quorum purposes but are not counted for or against the election of directors. The Company's by-laws govern the methods for counting votes and, subject thereto, vest this responsibility in the inspectors of election appointed to perform this function.

    The Board of Directors of the Company has an Audit
Committee, a Nominating Committee, and an Executive Compensation
Committee.

    The members of the Audit Committee are Robert W. Bjork, Chairman, Martin L. Anderson, J. David Cartwright, John W. Guffey, Jr., Donald D. Lennox and Robert A. Sherman. This Committee is responsible for evaluating audits and the independence of the Company's auditors and also reviews accounting principles, internal controls and compliance with certain Company policies. In 1996 this Committee held two meetings.

    The members of the Nominating Committee are Donald D. Lennox, Chairman, Martin L. Anderson, Julian W. Atwater, Robert
W. Bjork, J. David Cartwright, John W. Guffey, Jr. and Robert A. Sherman. This Committee is responsible for identifying, considering and recommending to the Board of Directors nominees for election as directors. This Committee held no meetings in 1996.

    The members of the Executive Compensation Committee are Robert A. Sherman, Chairman, Martin L. Anderson, Julian W. Atwater, J. David Cartwright, John W. Guffey, Jr. and Donald D. Lennox. This Committee, which held four meetings in 1996, reviews executive compensation and approves compensation for senior executives, adopts compensation plans other than those providing for the issuance of stock, authorizes executive employment arrangements and administers the Company's incentive compensation plans.

    Directors who are employees of the Company receive no additional compensation for service as directors. Directors who are not employees of the Company receive an annual fee of $15,000 for service as directors plus $1,000 for each Board or Committee meeting attended. Committee chairmen receive an additional fee of $300 for each Committee meeting which they chair. Each director who is not an employee of the Company is required to defer at least fifty percent (50%) of all directors' fees earned into the Stock Account of the Company Plan for Deferral of Directors' Fees. This Plan provides that deferred fees are credited to a hypothetical Stock Account as if used to purchase shares of the Company's Common Stock. The Plan also permits deferral of fees that are not applied to the Stock Account into an account that earns interest at the prime rate. Under the Company's 1992 Stock Plan, each year each director who is not an employee of the Company receives an option to purchase 1,000 shares of the Company's Common Stock. These options are exercisable at the fair market value per share on the date of the grant and are fully exercisable six months after the date of the grant for a term expiring ten years from the date of grant, subject to earlier expiration if the grantee ceases to serve as a director.

    During 1996 the Board of Directors held seven meetings.
In 1996 all the directors attended at least 75% of the total number of meetings of the Board of Directors and of Board committees on which they served.

    The following table sets forth information about the nominees and those directors whose terms of office will continue after the Annual Meeting.

                                           Principal Occupations and
                   Director      Term      Other Directorships
Name and Age        Since      Expires     Held in Public Companies

Nominees:
J. David
 Cartwright (58)     1993       1997      President of Cooper Hand Tools,
                                          a division of Cooper
                                          Industries, Inc., since 1994;
                                          prior thereto President,
                                          Champion Spark Plug Company
                                          (1992-1994)

James S.             1965       1997      Chairman, Chief Executive
 Gleason (62)                             Officer and President of
                                          the Company

David J.
 Burns (42)                               Executive Vice President
                                          of the Company since
                                          August 1995; prior thereto
                                          Vice President - Machine
                                          Products Group of the
                                          Company (1992-1995)


Other Directors:

Martin L.            1995       1998      Director of Supply Chain
 Anderson (48)                            Programs, Babson College since
                                          1996; Affiliate Director of the
                                          International Motor Vehicle
                                          Program, Massachusetts Institute
                                          of Technology since 1996; prior
                                          thereto Associate Director of
                                          the International Motor Vehicle
                                          Program, Massachusetts
                                          Institute of Technology (1993-
                                          1996); prior thereto Vice
                                          President of Gemini Consulting
                                          (1986-1993)

                                          Principal Occupations and
                   Director    Term       Other Directorships
Name and Age        Since     Expires     Held in Public Companies

John W.              1995       1998      Chairman, President and Chief
 Guffey, Jr. (58)                         Executive Officer of Coltec
                                          Industries since 1995; prior
                                          thereto President and Chief
                                          Operating Officer of Coltec
                                          Industries (1991-1994);
                                          Director:  Giddings & Lewis,
                                          Inc.

Robert A.            1979       1998      Retired; prior thereto
 Sherman (78)                             Senior Vice President-Finance
                                          and Administration of Eastman
                                          Kodak Company


Julian W.            1976       1999      Julian W. Atwater, P.C.
 Atwater (65)                             is a partner in Nixon,
                                          Hargrave, Devans & Doyle LLP,
                                          attorneys

Robert W.            1968       1999      Personal investments and
 Bjork (70)                               private consulting with
                                          Jefferson Financial Corp. since
                                          1995; prior thereto Vice
                                          Presiden of Schaenen Wood &
                                          Associates, Inc., an investment
                                          management firm (1992-1995)

Donald D.            1987       1999      Chairman of International
 Lennox (78)                              Imaging Materials, Inc., a
                                          manufacturer of thermal
                                          transfer ribbons for office
                                          equipment, since 1990; prior
                                          thereto Chairman and Chief
                                          Executive Officer of Schlegel
                                          Corporation (1987-1989); prior
                                          thereto Chairman, President and
                                          Chief Executive Officer of
                                          Navistar International
                                          Corporation; Director: Navistar
                                          International Corporation,
                                          Prudential Mutual Fund
                                          Management Corporation

                PROPOSAL TO AMEND 1992 STOCK PLAN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
OF THE AMENDMENT OF THE 1992 STOCK PLAN.


    The Board of Directors recommends that the stockholders approve an amendment to Section 16 of the Company's 1992 Stock Plan ("Plan") to increase the automatic annual grant of options to each director, who is not an employee of the Company or any subsidiary, from 1,000 to 3,000 shares.

    The Company's Executive Compensation Committee believes that such increase is desirable to encourage greater ownership of the Company's stock by directors and to thereby further link their interests with those of the stockholders.

    The Plan presently provides for the grant by the Executive Compensation Committee of options, stock appreciation rights and/or restricted stock to key employees of the Company and its subsidiaries, and, in addition, provides for an automatic grant on June 1 of each year to each director who is not an employee of the Company or a subsidiary of an option to purchase 1,000 shares of Company Common Stock. The only amendment that the stockholders are being asked to approve is to increase that annual option to non-employee directors to 3,000 shares.

    The options granted to non-employee directors are exercisable six months after the date of grant, and are thereafter exercisable until ten years after the date of grant, but only so long as the optionee continues to serve as a director of the Company, and for three months therafter (one year if he dies while still a director or within such three-month period). The option price is 100% of the mean between the high and low trading price for Company shares in New York Stock Exchange composite trading on the date of grant. On exercise, the option price must be paid by delivery of one or more of personal check, certificates for shares of Company Common Stock endorsed in blank with a fair market value at least equal to the option price for the shares so purchased, or a copy of irrevocable instructions to a broker to promptly deliver to the Company proceeds of the sale of such shares sufficient to cover the option price.

    Such options automatically carry with them conditional stock appreciation rights and special rights, as do all options granted under the Plan, which are applicable in the event of a change in control of the Company, as defined in the Plan.

    The Company currently has seven non-employee directors, each of whom will receive on June 1 of each year, if the proposed amendment is approved by the stockholders, an option to purchase 3,000 shares of Company Common Stock, and such directors, as a group, will receive options to purchase 21,000 shares. No options may be granted under the Plan after May 4, 2002.

    The Options granted to non-employee directors are Non-Statutory Options under the Internal Revenue Code. When such an option is granted to a director, there is no tax consequence either to the director or the Company. When a director exercises such an option, the value of the stock on the date of exercise over the option price will be ordinary income to the director, and the Company will receive a deduction equal to the amount so includable in the director's income. When the director sells the stock, his basis will be equal to the price paid, plus any ordinary income realized on exercise, and any gain will be capital gain. Whether a capital gain or loss on disposition of stock is long-term or short-term depends on whether the stock has been held for more than one year.

    Approval of the proposed amendment will require the affirmative vote at the Annual Meeting by the holders of a majority of the shares of the Company's Common Stock voting thereon at the meeting.


                            AUDITORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPOINTMENT OF ERNST & YOUNG LLP.

    The Board of Directors has recommended that Ernst &
Young LLP be appointed as auditors of the Company for 1997. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

                         STOCK OWNERSHIP

    The following table sets forth information, based upon reports filed by such persons with the Securities and Exchange Commission, with respect to the persons believed by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock.


                                  Number of     Percent
Name and Address                  Shares        of Class

Gleason Foundation                679,563<F1>      13.7%
  1000 University Avenue
  Rochester, New York  14692

The Retirement Plan               385,052<F1>       7.7%
  of The Gleason Works
  1000 University Avenue
  Rochester, New York  14692

Dimensional Fund Advisors, Inc.   334,000<F2>       6.7%
  1299 Ocean Avenue, Suite 650
  Santa Monica, California  90401

    <F1>  Sole dispositive and voting powers.  See also Note
          6 to the following table.

    <F2>  Sole dispositive and, with respect to 192,600
          shares, sole voting power. Officers of Dimensional Fund Advisors Inc. vote an additional 24,700 shares as officers of the DFA Investment Trust Company and an additional 116,700 shares as officers of DFA Investment
          Dimensions Group Inc.


    The following table sets forth information, as of March
1, 1997, with respect to the beneficial ownership of the Company's Common Stock by (a) each of the directors of the Company, (b) the Company's Chief Executive Officer and its four other most highly compensated executive officers as of December 31, 1996, and (c) all directors and executive officers of the Company as a group.


                          Number of Shares            Percent
     Name                 of Common Stock <F1>        of Class
Martin L. Anderson             3,577<F2><F3>                *
Julian W. Atwater             12,351<F2><F3>                *
Robert W. Bjork               11,844<F2><F3>                *
J. David Cartwright            6,487<F2><F3>                *
John W. Guffey, Jr.            5,554<F2><F3>                *
Donald D. Lennox              16,927<F2><F3>                *
Robert A. Sherman             26,109<F2><F3>                *
James S. Gleason             215,905<F2><F4><F5>          4.1%
David J. Burns                28,532<F2><F5>                *
Ralph E. Harper               24,307<F2><F5>                *
John B. Kodweis               33,348<F2><F5>                *
John J. Perrotti              18,336<F2><F5>                *

All directors and          1,471,689<F2><F3><F4><F5><F6> 28.1%
executive officers as
a group (13 persons)
______________________

* Less than 1% of the outstanding shares of Common Stock.

    <F1> Except as indicated in Notes 2 and 3, for all shares
         listed the person possesses sole voting power and, except as indicated in Notes 3, 4 and 5, sole investment power.

    <F2> Includes stock options which are exercisable prior to May
         1, 1997: Messrs. Atwater, Bjork and Sherman - 9,000 shares each; Messrs. Anderson, Cartwright, Guffey, Lennox, Gleason, Burns, Harper, Kodweis and Perrotti - 2,000, 3,000, 2,000, 7,000, 134,900, 23,011, 18,500,
         24,500 and 12,500 shares respectively; and all directors and executive officers as a group - 257,411 shares.

    <F3> Includes 1,577, 851, 844, 3,487, 1,554, 6,927 and 10,112
         hypothetical shares (without voting power) credited to the accounts of Messrs. Anderson, Atwater, Bjork,
         Cartwright, Guffey, Lennox and Sherman, respectively, pursuant to the Directors Fees Deferral Plan.

    <F4> Includes 32,855 shares held in a trust of which Mr.
         Gleason is an income beneficiary, the trustee of which has agreed to vote and dispose of the shares only as specified by him.

    <F5> Includes the following number of shares which at March 1,
         1997 were subject to restrictions on disposition:
         Messrs. Gleason, Burns, Harper, Kodweis and Perrotti - 7,412, 4,235, 959, 3,015 and 4,595 shares respectively;
         and all directors and executive officers as a group -
         20,952 shares.

    <F6> Includes 385,052 shares owned by The Retirement Plan of
         The Gleason Works, the powers to vote and dispose of which are vested in a committee comprised of Messrs. Gleason, Harper and Kodweis, and 679,563 shares owned by Gleason Foundation, a not-for-profit corporation, of which Messrs. Gleason, Harper and Kodweis are directors and/or officers. The stockholdings of these entities are not included above in those individuals' stockholdings.


               COMPENSATION OF EXECUTIVE OFFICERS

             EXECUTIVE COMPENSATION COMMITTEE REPORT


Principles of Executive Compensation

    The Company's Executive Compensation policy, which applies to the CEO and all other executive officers, is intended to align executive compensation with the long-term interests of Company stockholders. In applying this policy the Executive Compensation Committee of the Board of Directors (the "Committee") has followed a program to:

    * Establish salary and bonus opportunities to attract, motivate and retain executive talent necessary for the long-term success of the Company.

    * Integrate cash and equity based compensation so as to reward executives for performance that enhances the long-term value of shareholder equity.

Executive Compensation Program

    The program consists of both cash and equity based compensation. Cash compensation consists of a base salary and an opportunity for an annual bonus under the Annual Management Incentive Compensation Plan ("AMICP"). The Company participates in compensation surveys both on a regional and national level, and retains Ernst & Young LLP to help insure that the Company's executive compensation program is competitive within its industry and size. The Committee determines salary ranges for key executives, and reviews, at least annually, the performance of executive officers and approves any adjustment in their base compensation. In addition, the Committee annually considers awards under the AMICP. Eligibility for a bonus award is determined by the Company's and the executive's business unit's (if applicable) return achieved on operating capital versus a targeted return, and by the executive's personal performance.
The targeted return on operating capital is based on the Company's weighted average cost of capital as calculated each year and approved by the Committee.

    Long-term incentives are provided through the Stock Plan approved by the stockholders at the 1992 Annual Meeting. Under the Plan, the Committee has the authority to determine the individuals to whom stock options and shares of restricted stock are awarded, the number of shares awarded, and the terms of the grant. The amounts of option grants are based on industry comparisons and position levels. Awards under the Plan facilitate aligning the long-range interests of executive officers with those of stockholders by providing executive officers an opportunity to have a financial stake in the Company that should increase as stock prices reflect improved Company performance. Julian W. Atwater, who is not a Non-Employee Director as defined in the Securities and Exchange Commission's revised Rule 16b-3 pursuant to the Securities Exchange Act of 1934 that became applicable to the Plan on October 23, 1996, has since such date abstained from any action involving grants or awards to any person who is subject to Section 16 of such act.

Chief Executive Officer Compensation

    The Committee met in December 1995 to determine Mr. Gleason's compensation for 1996. It took note of the significant improvement in the Company's sales and financial performance in 1995, reflecting accelerated development of new products and continuing improved productivity in manufacturing and overhead operations, as well as greater strength in markets the Company serves. In addition, recognition was given to the strategic acquisition in 1995 of the Hurth Company, which had an immediate positive contribution to Company results, and in the longer term will greatly augment the Company's ability to serve the cylindrical gear products market. In view of these and other factors, the Committee increased Mr. Gleason's base salary by $25,000 for 1996 to $330,000.

    In December 1996 the Committee granted Mr. Gleason stock options to purchase 16,000 shares. Mr. Atwater did not participate in the approval of such grant.

    In February 1997, the Committee met to consider bonus awards for 1996 under the AMICP. An award of $188,120 was made to Mr.
Gleason as a result of the Company having exceeded the threshold targeted financial returns under the Plan in 1996.

                EXECUTIVE COMPENSATION COMMITTEE
                   Robert A. Sherman, Chairman
                       Martin L. Anderson
                        Julian W. Atwater
                       J. David Cartwright
                        John W. Guffey, Jr.
                         Donald D. Lennox

                   STOCK PERFORMANCE GRAPH


    The graph below compares cumulative total return on the Company's
Common Stock, a major market index and a peer group index over the last five fiscal years. The comparison assumes $100 was invested on January 1, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company has changed its major market index to the S&P Small Cap 600 as this provides a better comparison of companies of similar market capitalization as the Company. It has also revised its custom peer group index by adding two companies whose principal business activity is metalworking machinery and which have now been publicly traded for at least one year, and deleting two companies which have sold or discontinued their business activities that made comparison to them relevant.



                               GLEASON CORPORATION

                 Comparison of Five Year Cumulative Total Return vs. S&P 500, S&P Small Cap 600 and Two 8-Company Peer Group Indexes<F1><F2>

                             Value of Investment ($)


Company/Index Name     12/31/91    12/31/92  12/31/93  12/31/94  12/31/95  12/31/96

Gleason Corporation         100      105.92    108.10    108.56    244.02    251.15
S&P 500 Index               100      107.62    118.46    120.03    165.13    203.05
S&P Small Cap 600 Index     100      121.04    143.78    136.92    177.94    215.88
Peer Group Index (new)<F1>  100      145.56    160.73    131.18    155.86    133.20
Peer Group Index (old)<F2>  100      144.89    160.33    132.33    156.20    134.36


   (The above table represents the data points of the Stock Performance
     Graph.)

<F1> Includes Bridgeport Machines, Inc., Brown & Sharpe Manufacturing Company,
Cincinnati Milacron Inc., DeVlieg-Bullard, Inc., Giddings & Lewis, Inc., Hardinge Inc., Hurco Companies, Inc., and Monarch Machine Tool Company.

<F2> Includes Acme-Cleveland Corp., Brown & Sharpe Manufacturing Company,
Cincinnati Milacron Inc., DeVlieg-Bullard, Inc., Giddings & Lewis, Inc., Hurco Companies, Inc., Monarch Machine Tool Company and Newcor, Inc.

                           SUMMARY COMPENSATION TABLE

    Set forth below is certain compensation information for periods during which the named persons served as executive officers of the Company.


                                                               Long-Term
                  Annual Compensation                        Compensation

                                                                     Securities
                                            Other      Restricted    Underlying   All Other
Name and                                    Annual       Stock       Options/     Compensa-
Principal               Salary    Bonus  Compensation   Awards<F1>   SARS         tion<F7>
Position        Year      ($)      ($)        ($)         ($)           (#)         ($)

James S.        1996    334,274   188,120      -             - <F2>  16,000       14,450
Gleason         1995    308,733    63,168      -             -       12,000       13,930
President and   1994    299,139        -       -             -       18,000       10,570
Chief
Executive
Officer

David J.        1996    175,008    99,723      -              - <F3> 10,000        8,037
Burns           1995    138,338    33,466      -          48,750      7,000        7,234
Executive       1994    111,317      -         -           7,575      6,000        5,888
Vice President

John J.         1996    141,250    86,318      -          16,500<F4>  7,000        7,768
Perrotti        1995    111,250    25,350      -              -       5,000        5,771
Vice President  1994     98,579        -       -          45,450      3,500        4,983
- Finance &
Chief Financial
Officer

John B.         1996    135,907    66,531      -              - <F5>  3,500        9,336
Kodweis         1995    126,417    22,350      -          13,000      2,500        7,406
Vice President- 1994    115,808        -       -              -       4,500        6,955
Administration
and Human
Resources

Ralph E.        1996    135,716    66,531      -             - <F6>   3,500       10,364
Harper          1995    127,836    22,350      -             -        2,500        9,086
Vice President  1994    117,641        -     12,103          -        4,500        7,060
Secretary &
Treasurer


<F1> Holders of restricted stock are entitled to vote and receive dividends thereon.

<F2> Mr. Gleason held an aggregate of 7,412 shares of restricted stock valued, as of fiscal year end, at $244,596.

<F3> Mr. Burns held an aggregate of 4,235 shares of restricted stock valued, as of fiscal year end, at $139,755. The 1995 award was 1,500 shares, 60 of which become unrestricted on each anniversary of the award. The 1994 award was 500 shares, 19 of which become unrestricted on each anniversary of the award.

<F4> Mr. Perrotti held an aggregate of 4,595 shares of restricted stock valued, as of fiscal year end, at $151,635. The 1996 award was 500 shares, 17 of which become unrestricted on each anniversary of the award. The 1994 award was 3,000 shares, 96 of which become unrestricted on each anniversary of the award.

<F5> Mr. Kodweis held an aggregate of 3,015 shares of restricted stock valued, as of fiscal year end, at $99,495. The 1995 award was 400 shares which become unrestricted on the second anniversary of the award.

<F6> Mr. Harper held an aggregate of 959 shares of restricted stock valued, as of fiscal year end, at $31,647.

<F7> Includes for 1996: $6,000 in defined contribution retirement plan awards and $1,500 in contributions to the Company's 401(k) plan for each of the executives named in the Summary Compensation Table and $6,950, $537, $268, $1,836, and $2,864 in group term life insurance premiums for Messrs. Gleason, Burns, Perrotti, Kodweis and Harper, respectively.



                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                       Potential Realizable
                   Securities               Exercise                   Value at Assumed
                   Underlying  % of Total   or Base                    Annual Rate of Stock
                   Options     Options      Price                      Price Appreciation for
                   Granted<F1> Granted to   ($ per    Expiration       Option Term<F2>
Name                 (#)       Employees    Share)    Date             5%($)     10%($)

James S. Gleason   16,000         36.0      29.6875   12/16/06         298,725      757,028

David J. Burns     10,000         22.5      29.6875   12/16/06         186,703      473,142

John J. Perrotti    7,000         15.7      29.6875   12/16/06         130,692      331,200

John B. Kodweis     3,500          7.9      29.6875   12/16/06          65,346      165,600

Ralph E. Harper     3,500          7.9      29.6875   12/16/06          65,346      165,600

All Employees      44,500        100.0                                 830,829    2,105,483

All Stockholders                                                    93,263,292  236,347,492

All Employee Gains
as % of all
Stockholder Gains                                                         .89%         .89%

<F1> All options are exercisable at market value (average of high and low stock prices for the Company's Common Stock) at the date of grant. The exercise price may be paid by cash or by delivery of shares of the Company's Common Stock already owned by the executive officer.

<F2> Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. These hypothetical rates are specified by the Securities and Exchange Commission for illustrative purposes and are not intended as a forecast of future appreciation in the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the optionholders' continued employment through the term of the option.


                   OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR END OPTION VALUES

                                               Number of Securities
                         Aggregate             Underlying Unexercised     Value of Unexercised
                         Option                Options at Fiscal          In-The-Money Options
                         Exercises             Year End                   at Fiscal Year End<F2>
                                                     (#)                          ($)
                   Shares
                   Acquired      Value
                   On Exercise   Realized<F1>
    Name               (#)         ($)        Exercisable  Unexercisable  Exercisable  Unexercisable

James S. Gleason      5,000       50,938       134,900     16,000          2,219,540    53,000

David J. Burns            0            0        23,011     10,000            287,863    33,125

John J. Perrotti          0            0        12,500      7,000            136,063    23,188

John B. Kodweis       3,000       62,970        25,500      3,500            408,748    11,594

Ralph E. Harper       1,000       17,375        19,000      3,500            295,685    11,594



<F1> Based on the difference between the option exercise prices and the average prices in New York Stock Exchange composite transactions of the Company's Common Stock on the dates of exercise.

<F2> Based on the difference between the option exercise prices and $33 per share, the closing price in New York Stock Exchange composite transactions of the Company's Common Stock on December 31, 1996.


              PENSION PLAN AND EXECUTIVE AGREEMENTS


    To enhance its ability to attract key employees whose retirement benefits would be limited by their length of service, the Company has adopted a Supplemental Retirement Plan ("SRP"), an unfunded defined benefit plan which, when combined with benefits from other Company retirement plans in which participants participate, social security benefits and certain other sources of retirement income, provides participants a minimum level of total retirement income, up to a maximum of 55% of final average earnings. Also, the SRP supplements the pension benefits of SRP participants by direct payment of amounts by which the participant's benefits under the Retirement Plan are limited by the Internal Revenue Code. Under the SRP, final average earnings are determined by reference to the three years in which the participant was most highly paid in the five years preceding retirement. SRP participants, who include all the persons named in the preceding Summary Compensation Table, are selected by the Executive Compensation Committee of the Board of Directors. The following table illustrates the annual retirement benefits payable under the SRP, together with the other retirement plans in which executive officers participate, without regard to the Internal Revenue Code limitations, calculated on a single life annuity basis. These hypothetical benefit amounts are reduced by certain other sources of retirement income, including reductions for social security benefits, other retirement income payable to the employee by prior employers and employer contributions to the employee's account in the Company's Savings Plan that apply to the SRP.


Final       10 years      20 years      30 years     40 years
Average     of Credited   of Credited   of Credited  of Credited
Earnings    Service       Service       Service      Service
$100,000    $ 30,000      $ 40,000      $ 50,000     $ 55,000

$150,000    $ 45,000      $ 60,000      $ 75,000     $ 82,500

$200,000    $ 60,000      $ 80,000      $100,000     $110,000

$250,000    $ 75,000      $100,000      $125,000     $137,506

$300,000    $ 90,000      $120,000      $150,000     $165,000

$350,000    $105,000      $140,000      $175,000     $192,500


NOTE: As of December 31, 1996, the number of credited full years of service for those persons named in the preceding compensation table were as follows: Mr.
          Gleason: 37; Mr. Burns: 18; Mr. Perrotti: 10; Mr.
          Kodweis: 17; and Mr. Harper: 24.

    The Company has entered into agreements with each of the executives named in the Summary Compensation Table providing for severance benefits under certain circumstances ("Executive Agreements"). The terms "change in control," "cause," "disability" and "good reason" are used in the following description as defined in the Executive Agreements. If, while there is pending or within two years after a change in control, the Company terminates the executive's employment other than for cause or due to death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive: (1) salary through the termination date;
(2) normal severance pay plus a cash payment of two times his highest annual compensation (including base salary and incentive compensation) for the three preceding years; (3) a cash payment to compensate for the additional pension benefits he would have received had he remained employed by the Company for two additional years; (4) a cash payment equal to two times the annual cost of his employee benefits, other than retirement and stock option plans; and (5) a cash payment of the present value of his accrued benefit under SRP, including credit for two additional years of service. Payments are limited to an amount which will not be subject to the excise tax imposed by Sections 2806 and 4999 of the Internal Revenue Code.



    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    As indicated previously, the members of the Executive Compensation Committee are Robert A. Sherman, Chairman, Martin L. Anderson, Julian W. Atwater, J. David Cartwright, John W. Guffey, Jr. and Donald D. Lennox. Julian W. Atwater, P.C. is a partner in the law firm of Nixon, Hargrave, Devans & Doyle LLP, the Company's general counsel.




     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    In 1996 Donald D. Lennox was late in filing a single report of Company common stock ownership with the Securities and Exchange Commission.

                    PROPOSALS OF STOCKHOLDERS


    In order to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's Annual Meeting, stockholder proposals that action be taken at the meeting must be received at the Company's principal executive offices by December
1, 1997.


                          OTHER MATTERS


    The Board of Directors of the Company knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.


    The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some officers and regular employees of the Company may, without extra compensation, solicit proxies personally or by telephone or telegraph and the Company will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses.


    STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE SECRETARY, GLEASON CORPORATION, P.O. BOX 22970, ROCHESTER, NEW YORK 14692-2970.



March 31, 1997

                       GLEASON CORPORATION

                              PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints James S. Gleason and Ralph E. Harper, and either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Gleason Corporation to be held on May 6, 1997, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.

                 (To be Signed on Reverse Side)

(X)  Please mark your votes as in the example to the left.

          The Board of Directors recommends a vote FOR the Election of Directors and FOR Proposals (2) AND (3).


1.   ELECTION OF DIRECTORS.

          ( )    FOR

          ( )    WITHHELD


     Nominees:  David J. Burns, J. David Cartwright,
                James S. Gleason

     FOR, except vote withheld from the following nominee(s):

     ____________________________________________________


2.   PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK PLAN.

     ( )   FOR   ( )   AGAINST    ( )   ABSTAIN


3.   PROPOSAL TO APPOINT ERNST & YOUNG LLP AS INDEPENDENT
     AUDITORS FOR 1997.

     ( )   FOR   ( )   AGAINST    ( )   ABSTAIN


4. In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY
SHALL BE VOTED IN THE ELECTION OF DIRECTORS AND FOR PROPOSALS (2) and (3).

_______________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE


Signature(s) __________________________   Date _____________,1997
NOTE: Name of stockholder should be signed exactly as it appears on this proxy. When shares are held jointly, both should sign.